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                                                                    Exhibit 10.2

                           FORM OF LICENSE AGREEMENT

                  LICENSE AGREEMENT (this "Agreement"), dated as of ____________, 1998, is between American Banknote Corporation ("Parent"), a Delaware corporation, and American Bank Note Holographics, Inc. ("ABNH"), a Delaware corporation.

                  WHEREAS, Parent, a public company whose common shares are traded on the New York Stock Exchange, directly owns 100% of the issued and outstanding shares of common stock of ABNH;

                  WHEREAS, the Board of Directors of Parent has determined that it is appropriate and desirable for Parent to sell for its account by means of an initial public offering by ABNH all of the shares of ABNH common stock owned by Parent (the "IPO");

                  WHEREAS, Parent and ABNH are parties to a Separation Agreement, dated as of [ ], 1998 (the "Separation Agreement"), which sets forth certain agreements between the parties in connection with the Separation (as defined in the Separation Agreement); and

                  WHEREAS, Parent and ABNH have determined that is necessary and desirable to make certain agreements regarding intellectual property owned by the parties together or singly for the continued operation of their respective businesses;

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

         1. Capitalized terms used and not otherwise defined herein will have the respective meanings set forth in the Separation Agreement.

         2. For a term commencing on the Closing Date and continuing for a period of one year thereafter (the "Agreement Term"), Parent grants to ABNH the non-exclusive right to use of the "American Bank Note" name in connection with the business currently conducted by ABNH and any other business conducted by ABNH within the holography industry. An annual fee of $1.00 per year will be payable at the commencement of the Agreement Term from ABNH to Parent. The Agreement Term will be automatically renewed for consecutive one-year periods at the end of each Agreement Term.

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         3. ABNH agrees not to use the name "American Bank Note" or any variation thereof in connection with any company, business, enterprise or venture outside of the holography industry, and not to sublicense such name to any third parties.

         4. Parent hereby grants to ABNH a perpetual, paid-in-full, royalty-free license for any patents, trademarks or proprietary technology used by ABNH in its business, and ABNH hereby grants to Parent and each of its subsidiaries a perpetual, paid-in-full royalty-free license for any patents, trademarks or proprietary technology used by Parent or any of its subsidiaries in their respective businesses. Each such license is granted by the granting party in consideration of the grant of license from the other party, notwithstanding that the term of any patent rights, trademark rights or proprietary technology granted by one party may not correspond to the term of any patent rights, trademark rights or proprietary technology rights being granted by the other party.

         5. This Agreement shall automatically be terminated in the event that the Separation Agreement is terminated and the IPO abandoned prior to the Closing Date. In the event of such termination, neither party shall have any liability of any kind to the other party.

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by either party without the written consent of the other party. This Agreement, and the Separation Agreement and the other agreements and documents referred to in the Separation Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for either party as such party may specify by like notice to the other party) and shall be deemed given on the date on which such notice is actually received:

                If to Parent, to:                Secretary
                                                 American Banknote Corporation


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                                                 200 Park Avenue
                                                 New York, NY 10166


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                If to ABNH, to:                  Secretary
                                                 American Bank Note
                                                  Holographics, Inc.
                                                 399 Executive Boulevard
                                                 Elmsford, NY 10523

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.


                                           AMERICAN BANKNOTE CORPORATION


                                           By:_______________________________
                                           Name:
                                           Title:



                                           AMERICAN BANK NOTE HOLOGRAPHICS, INC.


                                           By:_______________________________
                                           Name:
                                           Title:


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